UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

250 GLEN STREET, GLENS FALLS, NEW YORK 12801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

We held our 2012 Annual Meeting of Shareholders on April 25, 2012. As of the record date, March 1, 2012, there were 11,895,148 shares of the Company's common stock outstanding and entitled to vote. The holders of 8,741,286 shares of common stock, 73.5% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. The proposals are described in detail in the 2012 Proxy Statement. At the 2012 Annual Meeting, our shareholders elected four Class B director nominees with terms expiring in 2015 to the Board of Directors and ratified the selection of the independent registered public accounting firm, KPMG LLP, as our independent auditor for the fiscal year ending December 31, 2012.

The matters acted upon at the Annual Meeting, and the voting tabulation for each matter, are as follows:

1: The election of four (4) directors to Class B for a term of three (3) years or until their successors shall have been elected and qualified.

Class B Director Nominees	Votes For	Votes Withheld	Abstain	Broker Non-Votes
John J. Carusone, Jr.	5,071,606	1,349,980	—	2,319,700
Michael B. Clarke	6,314,643	106,943	—	2,319,700
David G. Kruczlnicki	6,281,530	140,056	—	2,319,700
David L. Moynehan	6,182,929	238,657	—	2,319,700

2: The ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company's independent auditor for the fiscal year ending December 31, 2012.

Common Stock Voted On:	Votes For	Votes Against	Abstain
KPMG LLP	8,696,849	25,522	18,915

Item 8.01 - Other Events

On April 25, 2012, the Board of Directors of the Company declared a quarterly cash dividend of $.25 per share payable June 15, 2012 to shareholders of record June 1, 2012. The press release addressing the declaration of dividend is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 - Financial Statements

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Dated:	April 27, 2012	By:	/s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Number	Description
99.1	Press Release, dated April 25, 2012